Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
Spin-Off of Versigent
On April 1, 2026 (the “Distribution Date”), Aptiv PLC (the “Company” or “Aptiv”) completed the separation of its Electrical Distribution Systems business to its shareholders by means of a spin-off (the “Spin-Off”) into a new, independent public company, Versigent PLC (“Versigent”). On the Distribution Date, each of the Company’s shareholders of record as of the close of business on March 17, 2026 (the “Record Date,”) received one ordinary share of Versigent for every three ordinary shares of Aptiv held at the close of business on the Record Date. Aptiv shareholders will receive cash in lieu of any fractional shares of Versigent. As of the Distribution Date, Versigent is an independent public company trading under the symbol “VGNT” on the New York Stock Exchange.
After the Distribution Date, the Company does not beneficially own any ordinary shares of Versigent and will no longer consolidate Versigent within its financial results. Beginning with the second quarter of 2026, Versigent’s historical financial results for periods prior to the Distribution Date will be reflected in the Company’s consolidated financial statements as discontinued operations for all periods presented (the “Versigent Discontinued Operations”).
Unaudited Pro Forma Condensed Consolidated Financial Information
The following unaudited pro forma condensed consolidated financial statements as of and for the year ended December 31, 2025, and for each of the years ended December 31, 2024 and 2023, reflect adjustments to the Company’s historical financial results related to the:
•Spin-Off and related events. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2025 gives effect to the Spin-Off and related events as if they occurred on January 1, 2025. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2025 gives effect to the Spin-Off and related events as if they occurred on December 31, 2025, the Company’s latest balance sheet date.
•Versigent Discontinued Operations. The unaudited pro forma condensed consolidated financial statements reflect the reclassification of Versigent as Discontinued Operations for all periods presented.
The unaudited pro forma condensed consolidated financial statements were prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed consolidated financial statements (i) are presented based on information currently available, (ii) are intended for informational purposes only, (iii) are not necessarily indicative of and do not purport to represent what the Company’s operating results would have been had the Spin-Off and related events occurred as described or what the Company’s future operating results will be after giving effect to these events, and (iv) do not reflect all actions that may be undertaken by the Company after the Spin-Off.

The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read together with:
•The audited consolidated financial statements, the accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations of Aptiv PLC as of and for the year ended December 31, 2025 in Aptiv PLC’s Annual Report on Form 10-K for the year ended December 31, 2025.
•Versigent’s audited annual combined financial statements, the accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Versigent’s Registration Statement on Form 10 filed with the SEC on February 17, 2026 and most recently amended on March 6, 2026.
In the enclosed unaudited pro forma condensed consolidated statements of operations and unaudited pro forma condensed consolidated balance sheet, the amounts reflected in the columns presented are described below:
Historical Aptiv PLC
This column reflects the Company’s historical financial statements for the periods presented and does not reflect any adjustments related to the Spin-Off and related events.
The historical consolidated statements of operations for each of the years ended December 31, 2025, 2024 and 2023 were derived from the Company’s audited consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2025.

Versigent Discontinued Operations
The unaudited pro forma financial information related to the Versigent Discontinued Operations has been prepared in accordance with the discontinued operations guidance in Accounting Standards Codification 205, “Financial Statement Presentation” (“ASC 205”) and therefore does not reflect what Aptiv’s or Versigent’s results of operations would have been on a stand-alone basis, and are not necessarily indicative of Aptiv’s or Versigent’s future results of operations. Discontinued Operations does not include any allocation of general corporate overhead expense or interest expense of Aptiv to Versigent. Discontinued Operations includes costs incurred to separate Versigent and considers certain impacts of the supply agreements entered into between Aptiv and Versigent.
The information in the Versigent Discontinued Operations column in the unaudited pro forma condensed consolidated statements of operations was prepared based on Aptiv’s annual audited consolidated financial statements and only includes costs that are directly attributable to the operating results of Versigent.
The Company believes that the adjustments included within the Versigent Discontinued Operations column of the unaudited pro forma condensed consolidated financial statements are consistent with the guidance for discontinued operations in accordance with U.S. GAAP. The Company’s current estimates on a discontinued operations basis are preliminary and could change as the Company finalizes the accounting for the discontinued operations to be recorded in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.
Transaction Accounting Adjustments
The unaudited pro forma condensed consolidated financial statements as of and for the year ended December 31, 2025 reflect additional pro forma adjustments, including the impact of the Transition Services Agreement (“TSA”), which are further described in the accompanying notes. Additionally, in connection with the Spin-off, Versigent incurred $2,100 million in principal amount of new indebtedness and made an initial distribution of $2,125 million in cash to Aptiv. Aptiv intends to utilize these cash proceeds to repay an estimated $2,113 million in principal amount of its debt obligations, consisting of the previously announced redemptions of the 4.350% Senior Notes due 2029 on February 25, 2026 and the 4.650% Senior Notes due 2029 expected to occur on April 7, 2026, and the previously announced cash tender offer to purchase for aggregate consideration of up to $1,371 million of other series of Aptiv’s senior notes, which is expected to settle on April 7, 2026.

The pro forma adjustments are based on available information and assumptions that the Company’s management believes are reasonable to reflect the impact of events directly attributable to the Spin-Off and related events. The pro forma adjustments do not reflect future events that may occur after the Spin-Off and related events.

APTIV PLC
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2025
(in millions)

	Historical Aptiv PLC	Versigent Discontinued Operations (A)	Transaction Accounting Adjustments		Pro Forma Aptiv PLC Continuing Operations
ASSETS
Current assets:
Cash and cash equivalents	$1,851	$(276)	$63	(C)(D)	$1,638
Restricted cash	3	—	—		3
Accounts receivable, net	3,477	(1,567)	—		1,910
Inventories	2,561	(772)	—		1,789
Other current assets	853	(226)	(5)	(F)	622
Total current assets	8,745	(2,841)	58		5,962
Long-term assets:
Property, net	3,774	(902)	—		2,872
Operating lease right-of-use assets	501	(170)	—		331
Investments in affiliates	1,431	(143)	—		1,288
Intangible assets, net	2,004	(7)	—		1,997
Goodwill	4,596	(588)	—		4,008
Other long-term assets	2,362	(547)	17	(H)	1,832
Total long-term assets	14,668	(2,357)	17		12,328
Total assets	$23,413	$(5,198)	$75		$18,290
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$81	$(58)	$—		$23
Accounts payable	3,157	(1,534)	—		1,623
Accrued liabilities	1,799	(608)	102	(D)(F)	1,293
Total current liabilities	5,037	(2,200)	102		2,939
Long-term liabilities:
Long-term debt	7,470	(3)	(2,094)	(D)	5,373
Pension benefit obligations	430	(218)	—		212
Long-term operating lease liabilities	401	(131)	—		270
Other long-term liabilities	576	(87)	—		489
Total long-term liabilities	8,877	(439)	(2,094)		6,344
Total liabilities	13,914	(2,639)	(1,992)		9,283
Commitments and contingencies
Redeemable noncontrolling interest	102	—	—		102
Shareholders’ equity:
Ordinary shares	2	—	—		2
Additional paid-in capital	3,619	—	—		3,619
Retained earnings	6,227	(2,808)	2,067	(C)(D)(F)	5,486
Accumulated other comprehensive loss	(641)	440	—		(201)
Total Aptiv shareholders’ equity	9,207	(2,368)	2,067		8,906
Noncontrolling interest	190	(191)	—		(1)
Total shareholders’ equity	9,397	(2,559)	2,067		8,905
Total liabilities, redeemable noncontrolling interest and shareholders’ equity	$23,413	$(5,198)	$75		$18,290

APTIV PLC
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2025
(in millions, except per share amounts)

	Historical Aptiv PLC	Versigent Discontinued Operations (A)(B)	Transaction Accounting Adjustments		Pro Forma Aptiv PLC Continuing Operations
Net sales	$20,398	$(8,001)	$—		$12,397
Operating expenses:
Cost of sales	16,500	(6,838)	—		9,662
Selling, general and administrative	1,673	(380)	(100)	(G)	1,193
Amortization	208	(2)	—		206
Restructuring	185	(85)	—		100
Goodwill impairment	648	—	—		648
Total operating expenses	19,214	(7,305)	(100)		11,809
Operating income	1,184	(696)	100		588
Interest expense	(361)	(4)	99	(E)	(266)
Other income, net	50	16	63	(D)(G)	129
Net gain on equity method transactions	46	—	—		46
Income before income taxes and equity loss	919	(684)	262		497
Income tax expense	(700)	240	(33)	(H)	(493)
Income before equity income	219	(444)	229		4
Equity loss, net of tax	(38)	(13)	—		(51)
Net income (loss)	181	(457)	229		(47)
Net income (loss) attributable to noncontrolling interest	19	(20)	—		(1)
Net loss attributable to redeemable noncontrolling interest	(3)	—	—		(3)
Net income (loss) attributable to Aptiv	$165	$(437)	$229		$(43)

Basic net income (loss) per share:
Basic net income (loss) per share attributable to Aptiv	$0.75				$(0.20)
Weighted average number of basic shares outstanding	220.00				220.00

Diluted net income (loss) per share:
Diluted net income (loss) per share attributable to Aptiv	$0.75				$(0.20)
Weighted average number of diluted shares outstanding	220.75				220.00

APTIV PLC
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2024
(in millions, except per share amounts)

	Historical Aptiv PLC	Versigent Discontinued Operations (A)(B)	Pro Forma Aptiv PLC Continuing Operations
Net sales	$19,713	$(7,625)	$12,088
Operating expenses:
Cost of sales	16,002	(6,566)	9,436
Selling, general and administrative	1,465	(197)	1,268
Amortization	211	(2)	209
Restructuring	193	(98)	95
Total operating expenses	17,871	(6,863)	11,008
Operating income	1,842	(762)	1,080
Interest expense	(337)	(6)	(343)
Other income, net	41	16	57
Net gain on equity method transactions	605	—	605
Income before income taxes and equity loss	2,151	(752)	1,399
Income tax expense	(223)	128	(95)
Income before equity income	1,928	(624)	1,304
Equity loss, net of tax	(118)	(22)	(140)
Net income	1,810	(646)	1,164
Net income (loss) attributable to noncontrolling interest	24	(26)	(2)
Net loss attributable to redeemable noncontrolling interest	(1)	—	(1)
Net income attributable to Aptiv	$1,787	$(620)	$1,167

Basic net income per share:
Basic net income per share attributable to ordinary shareholders	$6.97		$4.55
Weighted average number of basic shares outstanding	256.38		256.38

Diluted net income per share:
Diluted net income per share attributable to ordinary shareholders	$6.96		$4.55
Weighted average number of diluted shares outstanding	256.66		256.66

APTIV PLC
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2023
(in millions, except per share amounts)

	Historical Aptiv PLC	Versigent Discontinued Operations (A)(B)	Pro Forma Aptiv PLC Continuing Operations
Net sales	$20,051	$(8,056)	$11,995
Operating expenses:
Cost of sales	16,612	(6,873)	9,739
Selling, general and administrative	1,436	(183)	1,253
Amortization	233	(12)	221
Restructuring	211	(45)	166
Total operating expenses	18,492	(7,113)	11,379
Operating income	1,559	(943)	616
Interest expense	(285)	(6)	(291)
Other income, net	63	15	78
Income before income taxes and equity loss	1,337	(934)	403
Income tax benefit	1,928	(228)	1,700
Income before equity income	3,265	(1,162)	2,103
Equity loss, net of tax	(299)	(13)	(312)
Net income	2,966	(1,175)	1,791
Net income (loss) attributable to noncontrolling interest	28	(29)	(1)
Net income attributable to Aptiv	2,938	(1,146)	1,792
Mandatory convertible preferred share dividends	(29)	—	(29)
Net income attributable to ordinary shareholders	$2,909	$(1,146)	$1,763

Basic net income per share:
Basic net income per share attributable to ordinary shareholders	$10.50		$6.37
Weighted average number of basic shares outstanding	276.92		276.92

Diluted net income per share:
Diluted net income per share attributable to ordinary shareholders	$10.39		$6.33
Weighted average number of diluted shares outstanding	282.88		282.88

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Versigent Discontinued Operations:
(A)Reflects the discontinued operations of Versigent, including the associated assets, liabilities, equity and results of operations in accordance with ASC 205.
(B)Net sales and cost of sales from Aptiv to Versigent under intercompany sales agreements were previously eliminated in consolidation by Aptiv. Aptiv and Versigent will continue certain of these arrangements post-Spin-Off. The supply agreements governing these sales arrangements represent a continuation of existing historical product sales from Aptiv to Versigent and are, therefore, recast as third-party sales. Sales under such arrangements totaled $817 million, $684 million and $776 million for each of the years ended December 31, 2025, 2024, and 2023, respectively, and are reflected as a reduction in net sales and cost of sales removed in discontinued operations of Versigent.
Transaction Accounting Adjustments:
(C)Reflects an initial cash distribution of $2,125 million received from Versigent in connection with the Spin-Off, funded by Versigent’s long-term debt issuance.
(D)Reflects the use of cash for the estimated repayment of $2,113 million in principal amount of Aptiv debt and $12 million of related accrued interest. In connection with this repayment, it is estimated that Aptiv will recognize a $44 million gain on debt extinguishment.
(E)Reflects the elimination of the related interest expense of $99 million to give effect to the anticipated repayment of debt.
(F)Subsequent to December 31, 2025, Aptiv anticipates it will incur additional non-recurring costs of approximately $119 million to complete the Spin-Off, $5 million of which was recorded as a prepaid expense as of December 31, 2025. These costs primarily relate to transaction advisory and professional fees associated with the Spin-Off, and are expected to be incurred within 12 months of the Spin-Off.
(G)In connection with the Spin-Off, Aptiv and Versigent entered into a TSA whereby Aptiv will provide certain post-closing services to Versigent on a transitional basis. As such, a pro forma adjustment of $100 million has been recorded as a reduction to selling, general and administrative expenses and an adjustment of $19 million has been recorded as an increase to other income, net for services provided by Aptiv to Versigent pursuant to this contractual arrangement.
(H)Reflects a $17 million deferred tax asset for the impact of the transaction accounting adjustments at the applicable statutory income tax rates, as well as income tax expense of $33 million based on the locations generating the related taxable activity.
The pro forma adjustments do not reflect the incurrence of $2,100 million in principal amount of indebtedness by Versigent subsequent to December 31, 2025, consisting of a $500 million five-year term loan and $1,600 million in aggregate principal amount of senior unsecured notes, as such amounts relate directly to the Versigent Discontinued Operations.